Exhibit 99.1

Datacentrex Secures Colocation Capacity and Set to Expand Mining Fleet by More Than 500 Additional ElphaPex DG2 Miners

Fully Prepaid Fleet Expansion Requires No Incremental Capital

●	Company has secured colocation space for the deployment of more than 500 additional ElphaPex DG2 Scrypt ASIC miners, expected to be energized within the next 30 days

●	Miners were prepaid in full in 2025; no additional capital will be deployed to acquire the units, and the Company’s cash position is unaffected by the purchase

●	Deployment is expected to increase aggregate deployed hashrate by approximately 21%

●	Deployment follows recent improvement in Scrypt-mining market conditions, including an approximately 32% increase in the price of Dogecoin during the seven-day period ended August 21 (Source: TradingView, August 21, 2026)

Salt Lake City, UT – August 24, 2026 – Datacentrex, Inc. (“Datacentrex” or the “Company”) (Nasdaq: DTCX), a digital infrastructure company operating an industrial-scale Scrypt digital asset mining business, today announced that it has secured colocation capacity for the deployment of more than 500 additional ElphaPex DG2 Scrypt ASIC miners. The units, which were purchased and paid for in a prior period, are expected to be delivered and energized within the next 30 days.

The Company currently operates 3,085 Scrypt ASIC miners representing approximately 43.2 TH/s of deployed hashrate and approximately 12.5 MW of deployed power capacity across four geographically diversified colocation facilities, all located in the United States.

“We have been consistent about how we intend to operate through a down market: preserve liquidity, protect the balance sheet, and continue to build the asset base when we believe others are stepping back,” said Parker Scott, Chief Executive Officer of Datacentrex. “This deployment is exactly that. We believe that we are adding meaningful hashrate to our fleet at a moment when the sector has been consolidating, and we are doing it without spending a dollar of incremental capital on hardware acquisition, because these machines were paid for well before today.”

Deployment Details

The ElphaPex DG2 is currently among the highest-throughput air-cooled Scrypt ASIC miners commercially available, and is expected to provide a substantial per-unit improvement over the older-generation hardware that comprises a meaningful portion of the Company’s existing fleet. Upon full energization, the incremental units are expected to:

●	Add approximately 9.0 TH/s of Scrypt hashrate, increasing aggregate deployed hashrate to approximately 52 TH/s, an increase of approximately 21%

●	Improve the weighted-average energy efficiency of the Company’s deployed fleet, which together with power cost, fleet uptime, network difficulty and digital-asset prices, is a direct input to gross margin at any given power rate

Scrypt mining economics have improved sharply in recent sessions. Dogecoin has appreciated approximately 32% over the past week and trades near $0.09 (Source: TradingView, August 22, 2026). Past performance is not indicative of future results. Because the Company’s fleet merge-mines Dogecoin and Litecoin under the Scrypt algorithm, mining revenue is directly linked to price movements in either asset.

About Datacentrex, Inc.

Datacentrex, Inc. is a diversified technology-driven enterprise operating a digital asset mining business and transitioning to potential high-growth sectors including digital-asset infrastructure, data-center operations and quantum-computing-adjacent technologies. Datacentrex, Inc. intends to pursue selective investments, partnerships, and acquisitions to drive innovation and value creation. For additional information, please refer to the Company’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.

Visit Datacentrex’s investor relations website.

Forward-Looking Statements Disclaimer

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this press release, including statements regarding the expected delivery, installation, energization and timing of additional mining equipment; expected increases in deployed hashrate, power capacity and fleet efficiency; the expected absence of incremental capital expenditure associated with such equipment; the Company’s expectations regarding digital asset prices, mining economics and industry conditions; and Datacentrex’s future financial condition, results of operations, business operations and business prospects, are forward-looking statements. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements are subject to important factors, risks, uncertainties, and assumptions, including industry and economic conditions that could cause actual results to differ materially from those described in the forward-looking statements. Such factors, risks, uncertainties and assumptions include, but are not limited to, delays or failures in the delivery, installation or energization of mining equipment; the possibility that deployed equipment does not perform at manufacturer-rated hashrate or efficiency; changes in colocation availability, power rates or contracted power capacity; volatility in the prices of Dogecoin, Litecoin, Bitcoin and other digital assets, which may not be sustained and which have historically been subject to rapid reversal; increases in Scrypt network difficulty; Datacentrex’s ability to successfully achieve its strategic initiatives, including its expectation that it will be able to secure additional miners; competition in Datacentrex’s markets; risks associated with Datacentrex’s investment strategy, including digital asset market volatility, cybersecurity and custody of digital assets, potential changes in laws or accounting standards relating to digital assets and regulatory developments affecting digital assets; and volatility of Datacentrex’s stock price. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. Investors and security holders are urged to read these documents free of charge on the SEC’s website at: http://www.sec.gov. The risks and uncertainties that Datacentrex has described are not the only ones Datacentrex faces. Additional risks and uncertainties not presently known to Datacentrex or that Datacentrex currently deems immaterial may also affect Datacentrex’s operations. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, it can give no assurances that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond Datacentrex’s control) and assumptions that could cause actual results to differ materially from historical experience. Actual results may differ materially from those in the forward-looking statements and the trading price for Datacentrex’s common stock may fluctuate significantly. Except as required by law, Datacentrex undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Company Contact

Datacentrex Investor Relations

ir@datacentrex.com

800-403-6150